UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2021

MMA Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O'Donnell St, Suite 600,
Baltimore, Maryland		21224
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Shares, no par value Common Stock Purchase Rights	Trading Symbol(s) MMAC MMAC	Name of each exchange on which registered Nasdaq Capital Market Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On August 10, 2021, MMA Capital Holdings, Inc. (the “Company”) held a special meeting of stockholders. At that meeting, the stockholders of the Company voted affirmatively (i) to approve the adoption of Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of May 24, 2021, by and among the Company, FP Acquisition Parent, LLC, a Delaware limited liability company (“Parent”), and FP Acquisition Merger Sub, LLC., a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions of the Merger Agreement, the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of Parent (the “Merger Proposal”) and (ii) to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement of the special meeting to approve the Merger Proposal (the “Adjournment Proposal”).  As to these matters, the numbers of votes cast for or against, as well as the number of abstentions and broker non-votes, are as set forth below:

1.	The Merger Proposal:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,810,604	54,123	4,666	0

2.	The Adjournment Proposal:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,757,500	99,453	12,440	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Holdings, Inc.

August 10, 2021	By:	/s/ Gary A. Mentesana
Name: Gary A. Mentesana
Title: Chief Executive Officer